EXHIBIT 10.02

BUSINESS ADVISORY AGREEMENT

THIS BUSINESS ADVISORY AND CONSULTING AGREEMENT (the “Agreement”) is between Gold Rock Holdings. a Nevada corporation, whose address (the “Company”) 2020 General Booth Blvd, Suite 230, Virginia Beach, Virginia, 23454 and, EAN COMPANIES, D.B.A. located at 73 Northern Oaks DR. Raymond, Maine, 04071

RECITALS

WHEREAS, EAN COMPANIES  is in the business of assisting public companies in financial advisory, strategic business planning and professional relations services which are designed to help the Company establish relationships and build their corporate identity.

WHEREAS, , EAN COMPANIES  has advised the Company that , EAN COMPANIES  is not in the business of stock brokerage, investment advice, or any activities which require registration under the Securities Act of 1933 (the “Act"), the Securities and Exchange Act of 1934 (the “Exchange Act"), or the Investment Advisors Act, and that , EAN COMPANIES  does not offer services which may require regulation under federal or state securities laws.

WHEREAS, the Company agrees, after having a complete understanding of the services desired by the Company and the services to be provided by, EAN COMPANIES, that the Company desires to retain, EAN COMPANIES to provide its services as more fully set forth herein (the “Services”) for the Company, and , EAN COMPANIES  is willing to provide the Services to the Company.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

1. DUTIES AND INVOLVEMENT

The Company hereby engages, EAN COMPANIES on a non-exclusive basis, and, EAN COMPANIES agrees to provide the Services to the Company which will include the following services:

• Advise the Company and CEO on aspects of the financial markets, strategic planning, international associations and various corporate structures.

• Introduce the Company to various banks, analysts and international potential associates to the Company for fundamental reasons.

• Advise the Company's management concerning assessment of current investor relations programs, corporate partnerships, international expansion and various other matters as determined in conjunction with the Company CEO.

• Help to expand the Company’s institutional and high net worth investor base through introductions, coordinated meetings and conferences.

• The Services will be performed and directed on behalf of the Company both domestically and internationally.

EAN COMPANIES  may include the following additional services with the prior written consent of the Company: marketing surveys, strategic assistance to the Company’s business planning, attendance at conventions and trade shows, stockholder communications, review and assistance in updating a business plan, review and providing advice on the capital structure for the Company, conferences, seminars, national and international tours, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, television advertisements/commercials, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications.

EAN COMPANIES  will not distribute or disseminate any information concerning the Company in any form or medium, unless such information and the form and context in which it is to be presented has either (i) been provided to EAN COMPANIES  by the Company expressly for distribution or dissemination pursuant to this Agreement, or (ii) has been reviewed and approved in writing by the Company prior to its distribution or dissemination. by EAN COMPANIES. EAN COMPANIES  will provide the Company a reasonable amount of time to review and ensure the accuracy and completeness of all such information.

2. RELATIONSHIP AMONG THE PARTIES

EAN COMPANIES and Company acknowledge and agree that in providing the Services EAN COMPANIES will be acting as an independent contractor. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. EAN COMPANIES shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. EAN COMPANIES and its employees and agents are not officers, directors or agents of the Company, and will not be responsible for any management decisions on behalf of the Company and may not commit the Company to any action. The Company and EAN COMPANIES further acknowledge and agree that EAN COMPANIES does not have, through stock ownership or otherwise, the power to control the Company as “control” is defined in the Act, the Exchange Act, or as used in common usage.

3. EFFECTIVE DATE, TERM AND TERMINATION

a. Term.  Subject to earlier termination according to the terms herein, this Agreement shall be effective on February 20, 2024, and will continue until June 19, 2024, subject to section 3 (b).

b. Termination. This Agreement may be terminated at the end of each 4-month period starting from the day of engagement by either party for convenience, upon delivery of written notice to the other party on or prior to end of the 3-month period.  If this Agreement is terminated by the Company after the commencement of the initial four-month or any succeeding four-month period described in Section 4, below, then notwithstanding such termination of this Agreement, EAN COMPANIES shall be entitled to receive the entire compensation due under that Section 4, for the already commenced period.

4. COMPENSATION AND PAYMENT OF EXPENSES

In consideration of the Services, the Company agrees to pay to EAN COMPANIES the following fees:

Four Month Payment Schedule:

                Cash:   $15,000 total for 5 payments, signing, $5000 February 20, 2024, and $2500 payments on March 1, 2024, April 1, 2024, May 1, 2024, and June 1, 2024.

Payment Terms.

Cash.  First payment will be made on the first day of engagement. All other payments will be made under such terms above. All cash payments will be made by wire.

5. EAN COMPANIES REPRESENTATIONS AND WARRANTIES

                EAN COMPANIES represents and warrants to, and covenants with, the Company, as follows:

a. EAN COMPANIES has the capacity, power and authority to enter into this Agreement and EAN COMPANIES has the ability, experience and skills necessary to carry out its obligations under this Agreement;

b. EAN COMPANIES and its officers, employees, agents and EAN COMPANIES shall comply with all securities laws and regulations applicable to the Company and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade;

c. EAN COMPANIES shall, and shall cause its officers, employees, agents and co-s to act always in the best interests of the Company and to perform the services contemplated by this Agreement with the standard of care, skill and diligence of an experienced EAN COMPANIES with experience in performing investor relations, public relations and related types of services;

d. EAN COMPANIES upon notice from the Company, will cease all services under this Agreement for the period directed by the Company without effect on the payment of compensation due hereunder;

e. EAN COMPANIES will not engage in any transaction involving the offer or sale of securities of the Company, and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company, at any time that EAN COMPANIES is in possession of material non-public information concerning the Company;

f. Neither EAN COMPANIES nor any of its affiliates or associates have or will act or be considered to act as an underwriter, broker, dealer or promoter of any of the Company’s securities and none of the services required to be provided by EAN COMPANIES under this Agreement shall require that they be registered as such. Further, EAN COMPANIES agrees not to perform any services under this Agreement that would require such registration. All payments and authorizations under this Agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment, promise or authorization for payment to EAN COMPANIES or its affiliates and/or associates to act as a underwriter, broker, dealer or promoter of any of the Company’s securities;

g. EAN COMPANIES shall comply with all instructions and directions regarding the Services under this Agreement received from the Company;

h. Neither any of EAN COMPANIES officers, directors or employees is subject to EAN COMPANIES nor any disciplinary action by either the Financial Industry Regulatory Authority (FINRA) or the U.S. Securities and Exchange Commission by any violation of such organization’s rules and regulations and that to the best of its knowledge; none of its affiliates or subcontractors are subject to any such similar disciplinary action.

6. SERVICES NOT EXCLUSIVE

EAN COMPANIES devote such of its time and effort necessary to the performance of the Services hereunder. The Company acknowledges that EAN COMPANIES is engaged in other business activities and that it will continue such activities during the Term of this Agreement.EAN COMPANIES shall not be restricted from engaging in other business activities during the Term of this Agreement, including, without limitation, providing services similar to the Services to companies who may compete with the Company.

7. CONFIDENTIALITY

Each party acknowledges that it may have access to confidential information regarding the other party and its business. EAN COMPANIES agree they will not, during or after the Term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the other party) any Confidential Information of the other party. Confidential Information shall mean information that is not publicly known and which the party intends to keep confidential and informs the other party of its desire to keep confidential.

                EAN COMPANIES acknowledges that pursuant to this Agreement EAN may receive confidential insider information about the Company. EAN and any director, manager officer, employee, agent or other person acting on its behalf agrees not to disclose such information to anyone, including, but not limited to, EAN COMPANIES affiliate’s family, friends, business associates or affiliates, until such information has been approved for release by the Company and is released to the general public.  EAN shall not use such confidential insider information to arrange for or solicit to buy or sell shares of the Company either directly or indirectly through any person, until such information has been approved for release by the Company and is released to the general public.

9.     COMPLIANCE WITH LAW; INDEMNIFICATION

a. In connection with all services performed pursuant to this Agreement, EAN COMPANIES shall comply with all securities laws and regulations applicable to the Company or EAN COMPANIES and all policies, rules and requirements of any exchange or quotation system on which the shares of the Company trade. EAN COMPANIES will not engage in any transaction involving the offer or sale of securities of the Company and will not solicit or encourage any other party to engage in any transaction involving the offer or sale of securities of the Company at any time that EAN COMPANIES is in possession of material non-public information concerning the Company.

b. EAN COMPANIES hereby covenants and agrees to indemnify the Company, its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any action by EAN COMPANIES which constitutes a violation of any law or regulation or as a result of any misrepresentation or other breach of this Agreement made by EAN COMPANIES..

c. The Company hereby covenants and agrees to indemnify EAN COMPANIES its stockholders, directors, officers, employees, affiliates, and agents and their respective successors and assigns and to hold them harmless from and against any and all losses, claims, liabilities, obligations, fines, penalties, damages and expenses, including reasonable attorney’s fees incurred by any of them resulting from or arising out of any untrue statement of any material fact contained in any registration statement, prospectus or report filed by the Company with the U.S. Securities and Exchange Commission; or that arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or as a result of any misrepresentation or other breach of this Agreement made by the Company.

10. MISCELLANEOUS PROVISIONS

a. Notices.  All notices required or permitted to be given under this Agreement shall be effective only if in writing, and shall be deemed to have been given, received, and delivered (a) when personally delivered; (b) on the third (3rd) business day after the date on which mailed by certified or registered United States mail, postage prepaid and return receipt requested; (c) on the same date on which transmitted by facsimile, electronic mail or other similar electronic means generating a receipt evidencing a successful transmission or upon confirmation of receipt from the receiving party; or (d) on the next business day after the business day on which deposited with a public carrier regulated under United States laws for the fastest commercially available delivery (e.g., overnight), with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, in a sealed envelope addressed to the party for whom intended at the address set forth on the signature page of this Agreement or such other address as either party may designate upon at least ten (10) days’ written notice to the other party.

b. Time.  Time is of the essence of this Agreement.

c. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement, or any section thereof was drafted by said party.

d. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

e. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

f. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

g. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

h. Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but subject to the foregoing, shall be binding upon the successors of the parties.

i. Choice of Law. This Agreement shall be construed by and enforced in accordance with the laws of the Commonwealth of Virginia.

j. Arbitration.  All disputes, claims and controversies arising out of or relating to the interpretation or enforcement of this Agreement, including but not limited to the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10(j), shall be determined by arbitration in Virginia, before one arbitrator. Judgment on the arbitrator's award may be entered in any court of the City of Virginia Beach, Virginia jurisdiction. This Section 10(j) shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.   The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

k. Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

l. Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

m. Counterparts; Electronic Signatures. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement.  A copy of this Agreement that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:		CONTRACTOR:
GOLD ROCK HOLDINS INC.		EAN COMPANIES
Title: Chief Financial Officer		Title: Managing Partner and CEO
By:	/s/ Richard Kaiser CFO	By:	/s/ Gregory Palmacci

Date: February 20, 2024